UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2014

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Michigan Electric Transmission Company, LLC 2014 Term Loan Credit Agreement

On January 31, 2014, Michigan Electric Transmission Company, LLC (“METC”), an indirect wholly-owned subsidiary of ITC Holdings Corp., entered into a Term Loan Credit Agreement (the “METC 2014 Term Loan Credit Agreement”) with the various financial institutions and other persons from time to time parties thereto as lenders (the “Lenders”), and Goldman Sachs Bank USA, as administrative agent for the Lenders and as sole lead arranger and sole bookrunner. As of January 31, 2014, Goldman Sachs Bank USA is the only Lender under the METC 2014 Term Loan Credit Agreement. The METC 2014 Term Loan Credit Agreement establishes an unguaranteed, unsecured term loan credit facility under which METC has borrowed $50,000,000. Funds borrowed may be used for the repayment of indebtedness under METC’s revolving credit facility, to pay fees and expenses incurred in connection with the METC 2014 Term Loan Credit Agreement and for general corporate purposes of METC and its subsidiaries. The METC 2014 Term Loan Credit Agreement contains covenants that, among other things, (a) place limitations on liens; mergers, consolidations, liquidations and sales of all or substantially all assets; dividends; and sale leaseback transactions and (b) require METC to maintain a maximum debt to capitalization ratio of 65%. The METC 2014 Term Loan Credit Agreement contains certain customary events of default for unsecured, unguaranteed term loan credit facilities, the occurrence of which would allow the Lenders to accelerate all outstanding loans. The maturity date of the METC 2014 Term Loan Credit Agreement is February 2, 2015.

At METC’s option, loans under the METC 2014 Term Loan Credit Agreement will bear interest at a rate equal to LIBOR plus an applicable margin of 100 bps or at a base rate, which is defined as the higher of the administrative agent’s publicly announced prime rate, 0.5% above the federal funds rate and 1% above LIBOR for a one month interest period on such day, plus an applicable margin of 0.00%.

The foregoing description of the METC 2014 Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the METC 2014 Term Loan Credit Agreement. A copy of the METC 2014 Term Loan Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference as though fully set forth herein.

In the ordinary course of its respective businesses, Goldman Sachs Bank USA and its affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with METC and its affiliates for which they have in the past received, and may in the future receive, customary fees.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits.

10.1        METC 2014 Term Loan Credit Agreement dated as of January 31, 2014, among Michigan Electric Transmission Company, LLC, the various financial institutions and other persons from time to time parties thereto as lenders, and Goldman Sachs Bank USA, as administrative agent for the Lenders and as sole lead arranger and sole bookrunner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 31, 2014

ITC HOLDINGS CORP.

By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
Its:	Senior Vice President and General Counsel